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                                                                  EXHIBIT 10.11



                             EMPLOYMENT AGREEMENT
                             --------------------

     THIS EMPLOYMENT AGREEMENT is made and entered into as of the third of June, 1996 by and between THE PANTRY, INC., a Delaware corporation (the
"Corporation"), and Dennis Crook (the "Employee").

                              W I T N E S S E T H:

     WHEREAS, the Corporation desires to employ Employee as Senior Vice President -- Administration of the Corporation on the terms and conditions hereinafter set forth, and Employee is desirous of accepting said employment.

     NOW, THEREFORE, in consideration of the employment of Employee, the mutual terms and conditions set forth below, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

     1.  Employment.  Subject to the terms and conditions of this Agreement, the
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Corporation agrees to employ the Employee in a full time capacity to serve in the Position. Employee will carry out such duties and have such responsibilities as would normally be carried out by the Position in the Corporation, subject to the control of and in accordance with the directives and policies of the Board of Directors of the Corporation. The employment of Employee shall be on a full-time basis, but the Employee may be an investor or otherwise have an interest in other businesses, partnerships and entities so long as the other activities of the Employee do not interfere with the performance of his duties hereunder and so long as such other businesses, partnerships and entities do not cause the Employee to violate the non-competition restrictions of the Agreement, and so long as Employee discloses all such activities to the Board of Directors of the Employer.

     2.  Term.  The Initial Term of this Agreement shall be from April 1, 1996
         ----
until March 31, 1998.

     3.   Compensation.  The Corporation shall provide Employee with an annual
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salary equal to $150,000 payable in equal monthly installments, or such other schedule established by the Corporation. The annual salary may, at the option of the Board of Directors, be subject to annual increases upon review by the Board of Directors. Any such reviews will be made after completion of the Corporation's fiscal year, with any increases to be retroactive to the first day of the fiscal year.

     4.  Bonus Program and Other Benefits.  Employee shall be eligible to
         --------------------------------
participate in a manner commensurate with other senior management employees of the Corporation in all benefits or other programs available, to the extent such exist or are sponsored by the Corporation, providing that Employee shall be entitled to three weeks paid vacation per year. Without limiting the generality of the foregoing, Employee shall be entitled to participate in any bonus programs instituted by the Corporation, and any bonuses shall be in addition to the compensation provided for in section 2 hereof.

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     5.  Employment Termination Prior To Change In Control.
         --------------------------------------------------

     5.1  Termination By The Corporation.  Prior to a Change in Control (as
          ------------------------------
defined in Section 6.1 hereof), the Corporation may terminate Employee's employment upon the occurrence of any of the following:

         (a) At the election of the Corporation for just cause, immediately upon written notice by the Corporation to Employee. For the purpose of this
Section 5.1(a), just cause for termination shall be deemed to exist in the event of: (A) the willful and continued failure by Employee to substantially perform his duties with the Corporation after instruction by the Corporation to do so,
(B) conduct by the Employee which is demonstrably and materially injurious to the Corporation, monetarily or otherwise, or (C) the conviction of Employee of, or the entry of a pleading of guilty or nolo contendere by Employee to, any crime involving moral turpitude or any felony.

         (b) Thirty days after the death or disability of Employee. As used in this Section 5, the term "disability" shall mean the inability of Employee, due to a physical or mental disability, for a period of 180 days, during any consecutive 12-month period to perform the services contemplated under this Agreement. A determination of disability shall be made by a physician satisfactory to both Employee and the Corporation.

         (c) At the election of the Corporation at any time, subject to the provisions of Section 5.3 (b).

     5.2  Termination By The Employee.    The Employee may terminate his
          ----------------------------
employment upon 30 days' notice to the Corporation.

     5.3  Effect of Termination Prior To Change In Control.
          ------------------------------------------------

     (a) In the event Employee's employment is terminated for just cause pursuant to Section 5.1 (a) or should the Employee terminate his employment pursuant to Section 5.2, the Corporation shall pay to Employee the compensation and benefits otherwise payable to him under Section 2 through the last day of his actual employment by the Corporation.

     (b) Should Employee's employment be terminated by the Corporation pursuant to Section 5.1 (c), the Employee shall be entitled to salary continuance for the longer of the balance of the Term of this Agreement or one year from the date of the termination of his employment at his then-applicable salary level until such time as Employee engages in other employment, after which Employee shall receive the difference, if any, between his salary level with the Corporation and his new salary. This provision shall survive the Initial Term of this Agreement and shall become void only upon a change of control as set forth in paragraph 6 of this Agreement.

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     (c.) If Employee's employment is terminated by death or because of disability pursuant to Section 5.1(b), the Corporation shall pay to the estate of the Employee or to Employee, as the case may be, the compensation and benefits which would otherwise be payable to Employee up to the end of the month in which the termination of his employment because of death or disability occurs.

     6.  Employment and Termination Subsequent To A Change of Control.
         ------------------------------------------------------------

     6.1  Definition of Change of Control.  For purposes of this Agreement, a
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"Change in Control" shall mean a change in the Board of Directors of the
Corporation such that representatives of Freeman, Spogli & Co., incorporated and [ Chase ] or like financial institution do not have voting control, regardless of whether such change occurs during the Initial Term of this Agreement.

     6.2  Termination Following Change In Control.  Unless Employee's employment
          ---------------------------------------
is terminated:

     (A) because of Employee's death or disability (as defined in Section 6.2
(i)),

     (B) by the Corporation for cause as defined in Section 6.2 (ii),

     (C) by Employee other than for Good Reason as defined in Section 6.2 (iii),

upon termination of Employee's employment subsequent to a Change of Control, Employee shall be entitled to salary continuance together with regular benefits for a period of two years from the date or the termination of his employment at his then-applicable salary and benefits level, until such time as Employee engages in other employment, after which Employee shall receive the difference, if any, between his salary level with the Corporation and his new salary.

     (i)  Disability.   If, as a result of Employee's incapacity due to physical
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or mental illness, he shall have been absent from the full-time performance of his duties with the Corporation for six (6) consecutive months, and within thirty (30) days after written notice of termination is given he shall not have returned to the full-time performance of his duties, Employee's employment may be terminated for "Disability".

     (ii)  Cause.   Termination by the Corporation of Employee's employment for
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"Cause" shall mean termination upon the conviction of Employee of, or the entry of a pleading of guilty or nolo contendere by Employee to, any crime involving moral turpitude or any felony.

     (iii)  Good Reason.    Employee shall be entitled to terminate his
            -----------
employment for Good Reason. For purposes of this Agreement, "Good Reason" shall mean (1) during the twelve (12) month period following a Change in Control, actions by the Corporation which prevent Employee from being able to discharge his duties effectively, or (2) without Employee's express written consent, the occurrence after a Change in Control of any of the following circumstances:

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         (A)  the assignment to Employee of any duties inconsistent (except in the nature of a promotion) with the position in the Corporation that he held immediately prior to the Change in Control or a substantial adverse alteration in the nature or status of his position or responsibilities or the conditions of his employment from those in effect immediately prior to the Change in Control;

         (B) a reduction by the Corporation in Employee's annual base salary as in effect on the date hereof or as the same may be increased from time to time;

         (C) the Corporation's requiring Employee to be based outside of the State of North Carolina;

         (D) the failure by the Corporation to pay to Employee any portion of his current compensation or compensation under any deferred compensation program of the Corporation within seven (7) days of the date such compensation is due;

         (E) the failure by the Corporation to continue in effect any material compensation or benefit plan in which Employee participates immediately prior to the Change in Control unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to such plan, or the failure by the Corporation to continue the Employee's participation therein (or in such substitute or alternative plan) on a basis not materially less favorable, both in terms of the amount of benefits provided and the level of his participation relative to other participants, than existed at the time of the Change in Control;

         (F) the failure by the Corporation to continue to provide Employee with benefits substantially similar to those enjoyed by him under any of the Corporation's plans in which he was participating at the time of the Change in Control, the taking of any action by the Corporation which would directly or indirectly materially reduce any of such benefits or deprive Employee of any material fringe benefit enjoyed by him at the time of the Change in Control, or the failure by the Corporation to provide Employee with a minimum of three weeks paid vacation per year;

         (G) the failure of the Corporation to obtain a satisfactory agreement from any successor to assume and agree to perform this Agreement, as contemplated in Section 11 hereto.

     Employee's right to terminate his employment pursuant to this Subsection shall not be affected by his incapacity due to physical or mental illness. Employee's continued employment shall not constitute consent to, or a waiver of rights with respect to, any circumstances constituting Good Reason hereunder.

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     7.  Covenants.
         ----------

         a. Non-competition Covenant.  During Employee's employment and
            ------------------------
     extending through the period in which Employee is receiving severance benefits, Employee shall not, either individually or on behalf of another, directly or indirectly, as employer, employee, owner, stockholder, independent contractor, agent, or otherwise enter into or in any manner participate in the convenience store business in North Carolina, South Carolina, Tennessee, Kentucky or Indiana or within any other state in which the Corporation or its affiliates operate ten (10) or more convenience stores upon the date or termination of employment.

         b. No Interference with Employees.  Employee agrees that during
            ------------------------------
     Employee's employment and extending through the period in which Employee is receiving severance benefits, Employee will not directly or indirectly, request or induce any other employee or the Corporation to: (i) terminate employment with the Corporation, or (ii) accept employment with another business entity, or (iii) become engaged in the convenience store business in competition with the Corporation.

         c. Trade Secrets; Confidential Information.
            ---------------------------------------

            i.  General. Employee recognizes and acknowledges that Employee will
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            have access to certain highly sensitive, special, unique information of the Corporation that is confidential or proprietary. Employee hereby covenants and agrees not to use or disclose any Confidential Information (as hereinafter defined) or trade secrets except to authorized representatives of the Corporation or except as required by any governmental or judicial authority; provided, however, that the foregoing restrictions shall not apply to items that, through no fault of Employee's, have entered the public domain.

            ii.  Confidential Information.  For purposes of this Agreement,
                 ------------------------
            "Confidential Information" means any data or information with respect to the business conducted by the Corporation on the date of this Agreement, other than trade secrets, that is material to the Corporation and not generally known by the public. To the extent consistent with the foregoing definition, Confidential Information includes without limitation: (A) reports, pricing, sales manuals and training manuals, selling and pricing procedures, and financing methods of the Corporation, together with any techniques utilized by the Corporation in designing, developing, manufacturing, testing or marketing its products or in performing services for clients, customers and accounts of the Corporation; and (B) the business plans and financial statements, reports and projections of the Corporation.

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          iii.  Ownership Return.  Employee acknowledges that all trade secrets
                -----------------
          and Confidential Information are and shall remain the sole, exclusive and valuable property of the Corporation and that Employee has and shall acquire no right, title or interest herein. Any and all printed, typed, written or other material which Employee may have or obtain with respect to trade secrets or Confidential Information (including without limitation all copyrights therein) shall be and remain the exclusive property of the Corporation, and any and all material (including any copies) shall, upon request of the Corporation, be promptly delivered by Employee to the Corporation.


     d.    Validity of Covenants.  Employee agrees that the restrictive
           ---------------------
covenants contained in this Agreement are reasonably necessary to protect the legitimate business and other interests of the Corporation, are reasonable with respect to time and territory, and do not interfere with the interests of the public.

     e.  Specific Performance.  Employee agrees that a breach or violation of
         --------------------
any of the covenants under this Agreement will result in immediate and irreparable harm to the Corporation in an amount which will be impossible to ascertain at the time of the breach or violation and that the award of monetary damages will not be adequate relief to the Corporation. Therefore, the failure on the part of Employee to perform all of the covenants established by this Agreement shall give rise to a right of the Corporation to obtain enforcement of this Agreement in a court of equity by a decree of specific performance or other injunctive relief. This remedy, however, shall be cumulative and in addition to any other remedy the Corporation may have.

     8.  Notices.  Any and all notices, designations, consents, offers,
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acceptances, or any other communications provided for herein shall be given in writing and shall be deemed given three (3) days after the date postmarked if sent by first class, United States mail or by registered or certified mail, return receipt requested; or on the date actually received if sent by express mail or other similar overnight delivery or if hand delivered, which shall be addressed to the Corporation at its principal office and to the Employee at his last address as shown on the records of the Corporation.

     9.  Governing Law.  This Agreement shall be subject to and governed by the
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laws of the State of North Carolina.

     10.  Invalid Provision.  The invalidity or unenforceability of any
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particular provision of this Agreement shall not affect the other provisions hereof, any this Agreement shall be construed in all respects as if such invalid or unenforceable provisions were omitted.

     11.  Binding Effect.  This Agreement shall be binding upon and insure to
          --------------
the benefit of the Corporation and Employee and their respective heirs, legal representatives, executors, administrators, successors and assigns.

     12.  Entire Agreement.
          ----------------

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         a.    This Agreement constitutes the entire agreement among the parties with respect to the respect to the subject matter hereof and supersedes any and all other agreements, either oral or in writing, among the parties hereto with respect to the subject matter hereof.

         b. This Agreement may not be changed orally, but may be amended, revoked, changed or modified at any time by a written agreement executed by the Employee and the Corporation.


IN WITNESS WHEREOF, this Agreement has been duly executed on the day and year set forth above.


                         THE PANTRY, INC.
                         Peter J. Sodini

                         By: /s/ PETER J. SODINI
                            _________________________________

                         Title: President and CFO
                               _______________________________


                         /s/ DENNIS CROOK
                         ____________________________________ (SEAL)
                         Dennis Crook

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